SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): November 6, 2007


                          PRINCETON ACQUISITIONS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

          Colorado                        2-99174-D               84-0991764
          --------                        ---------               ----------
(State or other jurisdiction      (Commission File Number)       (IRS Employer
     of incorporation)                                            I.D. Number)


                        4105 E. Florida Avenue, Suite 100
                                Denver, CO 80222
                                ----------------
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                  303-756-8583

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 5.01    Changes in Control of Registrant

On November 2, 2007 (the "Closing Date"), pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") and a Stock Purchase Option Agreement (the "Option Agreement") Mathis Family Partners Ltd., Lazzeri Family Trust, EARNCO M.P.P.P., Lazzeri Equity Partners 401K Plan, La Mirage Trust, Blueridge Consultants, Inc. Profit Sharing Plan and the Charitable Remainder Trust of Timothy J. Brasel (collectively the "Investors") purchased 43,133,590 shares, of our common stock for an aggregate of $318,500 cash from two shareholders, including the company's previous largest shareholder. The source of the funds used for the purchase was personal funds of the Investors.

As a result of the purchase of our shares of common stock, Mathis Family Partners Ltd., Lazzeri Family Trust, EARNCO M.P.P.P., Lazzeri Equity Partners 401K Plan, La Mirage Trust, Blueridge Consultants, Inc. Profit Sharing Plan and the Charitable Remainder Trust of Timothy J. Brasel own approximately 12.3%, 12.3%, 12.3%, 12.3%, 1.0%, 12.3% and 11.2%, respectively, of the issued and outstanding shares of our common stock. Mr. Earnest Mathis is the General Partner of the Mathis Family Partners Ltd. and Trustee of EARNCO M.P.P.P. Mr. Robert Lazzeri is the Trustee of both the Lazzeri Family Trust and Lazzeri Equity Partners 401K Plan. Mr. Timothy Brasel is a Trustee of LaMirage, Blueridge Consultants, Inc. Profit Sharing Plan and the Charitable Remainder Trust of Timothy J. Brasel. Accordingly, Mr. Mathis Mr. Lazzeri and Mr. Brasel each indirectly own approximately 24.6% of the issued and outstanding shares of our common stock.


Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2007, Robert S. Lazzeri was appointed as a Director of the Company. Mr. Lazzeri, as Chairman of the Company, shall serve as such until the earlier of (i) his resignation, (ii) appointment of his successor or (iii) his termination.

Mr. Lazzeri, is a private investor and business executive with more than 20 years experience. From August 2006 to the present, Mr. Lazzeri has been a Principal with Inverness Investments, Inc., a privately-held financial consulting company in Littleton, Colorado. From May 2007 to present, Mr. Lazzeri has been the President and a Director of NB Design & Licensing, Inc. From December 2006 to present, Mr. Lazzeri has been the President and a Director of NB Manufacturing, Inc. From December 2006 to present, Mr. Lazzeri has been an Executive Officer and Director of Birch Branch, Inc. From October 1999 to April 2002 Mr. Lazzeri was Chief Executive Officer and Director of PentaStar Communications, Inc. From October 1989 to October 1999 Mr. Lazzeri was a partner and Senior Vice President with Daniels & Associates' investment banking group in Denver, Colorado. From 1983 to 1989 Mr. Lazzeri worked in a "Big Eight" Public Accounting firm and then in Corporate Finance for a private company. Mr. Lazzeri graduated with a Bachelor of Science degree in Accounting from the University of Colorado.

Mr. Lazzeri is not a party to any pending legal proceeding, nor has he been subject to a bankruptcy petition filed against him, nor been convicted in, or subject to, any criminal proceeding.

To the extent that any information called for in Item 404(a) of Regulation S-B is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four
(4) days from when this information becomes available.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: November 6, 2007

                                            Princeton Acquisitions, Inc.

                                            By:   /s/ Fred Mahlke
                                                  ---------------
                                                  Fred Mahlke
                                                  President






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